                                                                    EXHIBIT 10.6


                                                                  DRAFT: 11/1/98

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT ("Agreement"), made as of the __________ day of ________, 1998 (the "Effective Date"), between Plains Resources Inc., a Delaware corporation (the "Company"), and Harry N. Pefanis ("Employee").


                              W I T N E S S E T H:


     1. EMPLOYMENT AND TERM OF EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein. Subject to the provisions of Sections 7 and 8, the term of this Agreement shall be for an initial period of three years from the Effective Date hereof. Not more than 90 days and not less than 60 days prior to the first anniversary of the Effective Date hereof and again during the same period prior to each subsequent anniversary of the Effective Date hereof (each a "Contract Anniversary Date"), the Employee may provide written notice (an "Extension Notice") to the President and Chief Executive Officer of the Company stating that he wishes to extend the remaining term of this Agreement for one year. Unless the Employee receives, prior to the Contract Anniversary Date immediately following delivery of such Extension Notice, a written response from the Chairman of the Board of Directors of the Company (the "Board") (or, if applicable, the Chairman of the Compensation Committee) to the effect that the Board has voted not to extend the remaining term of this Agreement, then the term of this Agreement shall be automatically extended for such one-year period. Failure of the Employee to provide a timely Extension Notice as contemplated by this Section 1 shall automatically cause the term of this Agreement to conclude two years following the Contract Anniversary Date prior to which the Extension Notice would have otherwise been provided. Notwithstanding the foregoing, on the effective date of a "Change in Control of the Company", as defined in
Section 7(d), or on the Disposition Date, as defined in Section 7(e), the term of this Agreement automatically shall be extended for three years from such effective date or Disposition Date, as the case may be.

     2. POSITION AND DUTIES. The Employee shall serve as an Executive Vice President of the Company and the President and Chief Operating Officer of Plains All American Inc. ("PAAI"), shall report to the President and Chief Executive Officer of the Company, and shall have supervision and control over and responsibility for (i) the marketing operations of the Company and its subsidiaries, and (ii) the overall operations of PAAI, with such other powers and duties as may from time to time be prescribed by the President and Chief Executive Officer of the Company, provided that such duties are consistent with the Employee's positions. The Employee shall, during the term of this Agreement, devote such of his entire working time, attention, energies and business efforts to his duties and responsibilities hereunder as are reasonably necessary to carry out the duties and responsibilities generally appertaining to such offices, it being agreed that the Employee's principal duties and responsibilities shall be serving as President and Chief Operating Officer of PAAI and that the Company shall not require the Employee to engage in activities that materially detract from the Employee's ability to satisfactorily discharge his duties and responsibilities as President and Chief Operating Officer of PAAI. The Employee shall not, during the term of this Agreement, engage in any other business activity (regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage) without the prior written approval of the President and Chief Executive Officer of the Company (which approval shall not be unreasonably withheld). Nothing in this Section 2 shall be deemed to restrict the Employee from investing his personal assets as a passive investor in the publicly traded securities of other companies.

     3. PLACE OF PERFORMANCE. Subject to such business travel from time to time as may be reasonably required in the discharge of his duties and responsibilities under this Agreement, the Employee shall perform his obligations hereunder at the Company's principal place of business in Houston, Texas.

     4.   COMPENSATION.

          (a) BASE SALARY AND BONUS. Subject to the provisions of Section 7 and 8, during the period of the Employee's employment hereunder, the Company shall pay the Employee an aggregate base salary at an annual rate which shall be determined from time to time by the Board or its Compensation Committee. The Employee's initial base salary as of the date hereof, shall be $235,000 per annum. Such initial base salary as the same may be increased from time to time as provided herein shall be hereinafter referred to as the "Base Salary." The Base Salary shall be paid in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than semi-monthly), less required payroll deductions. The Base Salary shall be reviewed in January of each year and may be increased as of each January 1st to reflect the Employee's performance and contribution, such increases, if any, to be in such amounts as the Board or the Compensation Committee shall determine is reasonable. During the term of this Agreement, the Employee's Base Salary shall not be reduced below its then-current rate unless the Board shall implement across-the-board salary reductions for all executive officers of the Company, in which event the Employee's Base Salary shall not, without his consent, be reduced to an amount which is less than the greater of
(i) $200,000 or (ii) 85% of the Base Salary in effect immediately prior to such reduction. In addition to Base Salary, the Employee shall be entitled to receive such incentive compensation payments as the Board or its Compensation Committee may determine, including an annual bonus. Factors to be considered in determining the amount of any such bonus will include the Employee's contributions to the Company's upstream activities, the performance of Plains All American Pipeline, L.P. and the correlation of the Employee's bonus to the bonuses paid by PAAI to its other key employees pursuant to its annual incentive programs.

          (b) EXPENSES. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Company) in performing services hereunder.

          (c) FRINGE BENEFITS. The Employee shall be entitled to participate in or receive benefits under any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or arrangement made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements. The Employee shall be entitled to prompt payment or reimbursement by the Company for monthly dues and Company-related charges at such social club or clubs as may be approved during the term of this Agreement by the President and Chief Executive Officer of the Company or his delegate. Except for proceeds from key-man life insurance purchased and maintained by the Company, if applicable, for the purpose, among others, of funding its obligations to the Employee or his estate under Section 8, nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of compensation to the Employee hereunder.

          (d) WORKING FACILITIES. The Company shall furnish the Employee with a private office, secretary and such other facilities and services suitable to his position and adequate for the performance of his duties.

          (e) VACATIONS. The Employee shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than 15 business days in any calendar year (prorated in any calendar year during which the Employee is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). All such vacation days shall accumulate from calendar year to calendar year during the term of this contract (or any predecessor or successor contracts or arrangements) in the event that the Employee shall be unable to utilize the full allotment to which he may become entitled in any calendar year. The Employee shall also be entitled to all other paid holidays given by the Company to its senior executive officers.

     5. OFFICES. In addition to his duties as set forth hereunder, the Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices or as a director of any of the Company's subsidiaries, provided, however, that the Employee shall not be required to serve as an officer or director of any such subsidiary if such service would expose him to adverse financial consequences.

     6. CONFIDENTIAL INFORMATION; NON-SOLICITATION. During the period of his employment hereunder and, except as provided below, for the two-year period following the termination of employment, the Employee shall not, without the written consent of the Board or a person authorized thereby, (i) disclose to any person, other than an employee of the Company or PAAI or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an executive of the Company and PAAI, any confidential information obtained by him while in the employ of the Company or PAAI with respect to the Company's or

PAAI's business, including but not limited to technology, know-how, processes, maps, geological and geophysical data, information regarding any of PAAI's or its affiliates' pipeline terminalling and marketing customers, practices, or operations, and other proprietary information, the disclosure of which he knows or should know will be damaging to the Company or PAAI; provided however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee), any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company, or any information which the Employee may be required to disclose by any applicable law, order, or judicial or administrative proceeding, (ii) associate in any capacity whatsoever, whether as a promoter, owner, officer, director, employee, partner, lessee, lessor, lender, agent, consultant, broker, commission salesman or otherwise, in any business engaged in the marketing business conducted by the Company or its subsidiaries of a type competitive, directly or indirectly, with the business of the Company or its subsidiaries, other than passive ownership of up to 5% of the outstanding shares of a publicly traded company, or (iii) directly or indirectly, for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other organization solicit, take away, hire, employ or endeavor to employ any person who is an employee of the Company or any of its subsidiaries. Notwithstanding the foregoing, if the Employee is terminated by the Company other than for Cause prior to January 1, 2001, the noncompetition restrictions in clause (ii) above shall terminate on the first anniversary of the Date of Termination. If any portion of this Section 6 shall be invalid or unenforceable, such invalidity or unenforceability shall in no way be deemed or construed to affect in any way the enforceability of any other portion of this Section 6. If any court in which the Company seeks to have the provision of this Section 6 specifically enforced determines that the activities, time or geographic area hereinabove specified are too broad, such court may determine a reasonable activity, time or geographic area.

     7.   TERMINATION.

          (a) DEATH. The Employee's employment hereunder shall terminate upon his death.

          (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full time basis for twelve consecutive months, and, within 30 days after Notice of Termination is given, shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Employee's employment hereunder.

          (c) CAUSE. The Company may terminate the Employee's employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder only upon (i) the willful engaging by the Employee in gross misconduct, or (ii) the nonappealable conviction of the Employee of a felony involving moral turpitude. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interests of the Company or PAAI or otherwise likely to result in no material injury thereto. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of the Board at a meeting duly called and held for the purpose (after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in clause (i) or (ii) and specifying the particulars thereof in detail.

          (d) TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment hereunder (i) for Good Reason, provided that a Notice of Termination shall have been given by the Employee to the Company within 90 days following the occurrence of the event constituting such Good Reason, (ii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, or
(iii) at any time by giving three months' written notice to the Company of his intention to terminate. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances: (A) any removal of the Employee from, or any failure to re-elect the Employee to, the positions indicated in Section 2 hereof, except in connection with termination of the Employee's employment either for Cause or as provided in Section 7(e), or (B) a reduction in the Employee's rate of Base Salary other than as permitted by
Section 4(a), a material reduction in the Employee's fringe benefits, or any other material failure by the Company to comply with Section 4 hereof, or (C) failure of the Company to obtain the express assumption of and the agreement to perform this Agreement by any successor as contemplated in Section 9 hereof. Under certain circumstances set forth in Section 8, if the Employee terminates employment on or following a Change in Control of the Company, he may be entitled to additional benefits. A "Change in Control of the Company" shall conclusively be deemed to have occurred (i) on the date when any person, including any partnership, limited partnership, syndicate or other group deemed a "person" for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, (A) becomes the beneficial owner, directly or indirectly, of shares of the Company's capital stock having 25% or more of the total number of votes that may be cast in the election of directors of the Company and (B) seeks to elect or cause to be elected two or more members of the Board or otherwise exerts or attempts to exert a controlling influence on the management of the Company, or (ii) on the date the individuals who are Directors of the Company on the date hereof constitute less than a majority of the Board unless the election, or the nomination for election by the Company's stockholders, of each new Director has been approved by a majority of the Directors still then in office who are Directors of the Company on the date hereof; provided, however, that a restructuring of the Company as a wholly-owned subsidiary of another corporation in a transaction in which the owners of shares of capital stock of the Company become the owners, in substantially identical proportions, of all or substantially all of the shares of capital stock of such other corporation shall not be deemed to be a "Change in Control of the Company" for purposes of the foregoing clause (ii); and provided further that no "Change in Control of the Company" shall be deemed to have occurred solely as a result of the issuance of the authorized and unissued capital stock of the Company or of any parent of the Company in connection with a financing or acquisition initiated by the Company or such parent.

          (e) DISPOSITION OF MARKETING OPERATIONS. If a Marketing Operations Disposition (hereinafter defined) is consummated involving the Company's principal marketing subsidiary, currently Plains Marketing & Transportation Inc. and, effective upon the initial public offering of Common Units of Plains All American Pipeline, L.P. ("PAAP"), PAAI (the "Principal Marketing Subsidiary"), and an entity or person other than an entity or person of which more than 50% of the equity interests are owned, directly or indirectly, by the Company (the "Acquirer"), and as a condition to the Marketing Operations Disposition, the Acquirer requires that the Employee be employed exclusively by the Acquirer or an affiliate of the Acquirer, the Employee's termination of employment with the Company on the date of consummation of the Marketing Operations Disposition (the "Disposition Date") shall not entitle the Employee to any further payments or benefits from the Company pursuant to this Agreement, provided the Acquirer expressly assumes this Agreement pursuant to Section 9 hereof on the Disposition Date "as if" it were a successor to the Company and all obligations of the Company hereunder. Notwithstanding anything in this Agreement to the contrary, a removal of the Employee from, or failure to re-elect the Employee to, the positions indicated in Section 2 hereof on or in connection with a Marketing Operations Disposition and the assumption of this Agreement by the Acquirer shall not constitute a Good Reason event provided the Employee's status, responsibilities and duties, including reporting responsibilities, with the Acquirer and its affiliate, if applicable, are substantially comparable to those positions indicated in Section 2. As used herein, "Marketing Operations Disposition" shall mean (i) the sale or transfer of 50% or more of the capital stock of the Principal Marketing Subsidiary, (ii) a merger or consolidation of the Principal Marketing Subsidiary, (iii) the sale or transfer of all or substantially all of the assets of the Principal Marketing Subsidiary or of PAAP, or (iv) the Principal Marketing Subsidiary and any other 50% or more owned entity of the Company ceasing to be the general partner of PAAP. If the Acquirer either does not require the Employee to be employed exclusively by the Acquirer or an affiliate of the Acquirer, or it fails to assume this Agreement on the Disposition Date as provided above, a termination of the Employee's employment on or within one year following the Disposition Date either by the Company, other than pursuant to Sections 7(a), 7(b) or 7(c), or by the Employee for a Good Reason shall be deemed a termination pursuant to this Section 7(e).

          (f) NOTICE OF TERMINATION.   Any termination by the Company pursuant
to subsection (b) or (c) above or by the Employee pursuant to subsection (d) or
(e) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of the Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

          (g) DATE OF TERMINATION. The "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death,
(ii) if the Employee's employment is terminated pursuant to subsection (b) above, 30 days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (iii) if the Employee's employment is terminated pursuant to subsection (c) or (d)(iii) above, the date specified in the Notice of Termination, (iv) if the Employee's employment is terminated pursuant to subsection (e) above, the Disposition Date, and (v) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

     8.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.

          (a) If the Employee's employment shall be terminated by reason of his death, the Company shall pay to such person as the Employee shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, an amount equal to the highest annual rate at which his Base Salary hereunder was paid prior to the date of death, multiplied by the lesser of (i) two years or (ii) the number of days remaining in the term of this Agreement as provided in Section 1 divided by 360 days per year. So long as the Employee is employed hereunder, subject to availability at a cost which does not reflect any abnormal health or other risks, the Company may purchase and maintain insurance on the life of the Employee with death benefits thereunder payable to the Employee's designated beneficiary or estate which are at least equal to the death benefit provided for in the preceding sentence. Such death benefit shall be exclusive of and in addition to any payments the Employee's widow, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan maintained by the Company for its executive officers generally.

          (b) During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his full Base Salary at the rate in effect prior to the date of such incapacity until the Date of Termination if the Employee's employment is terminated pursuant to Section 7(b) hereof.

          (c) If the Employee's employment shall be terminated for Cause as provided in Section 7(c) hereof, the Company shall pay the Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further payment obligations to the Employee under this Agreement.

          (d) If the Company shall terminate the Employee's employment other than pursuant to Sections 7(a), 7(b), 7(c) or 7(e) hereof or if the Employee shall terminate his employment pursuant to Section 7(d)(i) or 7(d)(ii) hereof, then

          (i) the Company shall pay the Employee his full Base Salary plus any accumulated vacation pay through the Date of Termination at the rate in effect at the time Notice of Termination is given; and

          (ii) in lieu of any further payments to the Employee for periods subsequent to the Date of Termination, the Company shall make a severance payment to the Employee not later than the tenth business day following the Date of Termination, in a lump sum amount equal to the highest annual rate at which his Base Salary hereunder was paid prior to the Date of Termination multiplied by the lesser of (A) two years or (B) the number of days remaining in the term of this Agreement as provided in Section 1 divided by 360 days per year; provided, however, that if the Employee shall terminate his employment pursuant to Section 7(d)(i) on or within one year following a Change in Control of the Company, then such lump sum amount shall equal three times the aggregate of (x) the highest annual rate at which the Employee's Base Salary was paid prior to Date of Termination plus (y) the highest amount of any annual bonus paid to the Employee during the three years prior to the Date of Termination.

The Employee shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise.

          (e) If the Employee terminates this Agreement pursuant to Section 7(d)(iii) hereof, the Employee shall receive his full Base Salary through the Date of Termination including any accrued vacation days at the rate then in effect and the Company shall have no further payment obligations to the Employee under this Agreement.

          (f) If the Employee's employment with the Company is terminated pursuant to Section 7(e), then the Company shall make a severance payment to the Employee not later than the tenth business day following the Date of Termination in a lump sum amount equal to three times the aggregate of (x) the highest annual rate at which the Employee's Base Salary was paid prior to Date of Termination plus (y) the highest amount of any annual bonus paid to the Employee during the three years prior to the Date of Termination.

          (g) Unless the Employee is terminated for Cause or the Employee's employment is terminated pursuant to Section 7(a) or 7(d)(iii) hereof, the Employee shall be entitled to continue to participate, for a period which is the lesser of two years from the Date of Termination or the remaining term of this Agreement, in such health and accident plan or arrangement as is made available by the Company to its executive officers generally. The Employee shall not be entitled to participate in any other employee benefit plan or arrangement of the Company following the Date of Termination except as expressly provided by the terms of any such plan.

          (h) The Company will reimburse the Employee for the federal excise tax, if any, which is due pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, on the compensation payments (but not this reimbursement payment) described in this Agreement.

     9.   SUCCESSORS; BINDING AGREEMENT.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he had terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid, and shall also include any Acquirer as defined in Section 7(e), which executes and delivers the agreement provided for in this Section 9 (or Section 7(e), if applicable) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

     10. INDEMNIFICATION. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Employee against any loss, liability, claim, damage and expense, including the cost of defense, incurred in the course of the Employee's employment hereunder. The Company's liability hereunder shall be reduced by the amount of insurance proceeds paid to or on behalf of the Employee with respect to an event giving rise to indemnification hereunder.
This indemnification shall survive the death or other termination of employment of the Employee and the termination of this Agreement. Any legal fees incurred by the Employee in the enforcement of this or any other provision of this Agreement shall be promptly reimbursed by the Company as the same are incurred.

     11. SURVIVAL. The provisions of Sections 6, 8, and 10 shall survive the termination of employment of the Employee. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement.

     12. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the parties at their addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith except that notices of change of address shall be effective only upon receipt.

               If to the Company:

               Plains Resources Inc.
               500 Dallas Street, Suite 700
               Houston, Texas 77002
               Attention: General Counsel

               If to the Employee:

               Harry N. Pefanis
               4103 University Blvd.
               Houston, Texas 77005

     13. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

     14. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter and supersedes all subsequent agreements or understandings between the parties with respect to all employee benefit plans or arrangements in effect on the date hereof or hereafter adopted to the extent that such plans or arrangements conflict with the terms of this Agreement.

     15. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any provision of this Agreement, which shall remain in full force and effect.

     16. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              PLAINS RESOURCES INC.

                              By:   ____________________________
                                    Chairman of the Compensation

                                    Committee of the Board of Directors


                              HARRY N. PEFANIS

                              _____________________________
                              Employee